Item 77C

American Independence International Alpha Strategies Fund
Vote Tabulation Summary
Record Date April 21, 2014
Meeting Date May 23, 2014

A Special meeting of shareholders of the International Alpha Strategies Fund was held on May 23, 2014, to approve the following proposal:

Proposal 1 - Approval of New Investment Sub-Advisory Agreement between American Independence Financial Services, LLC and Navellier & Associates, Inc. on behalf of the Fund.

Record Date Shares
Shares Voted
% Voted
    4,834,175
4,782,813
98.94%


In Favor
Against
Abstain
          4,782,813
0
0


American Independence Boyd Watterson Short-Term Enhanced Bond Fund and American Independence Boyd Watterson Core Plus Fund

Vote Tabulation Summary
Record Date August 1, 2014
Meeting Date September 5, 2014

A Special meeting of shareholders of the Boyd Watterson Short-Term Enhanced Bond Fund and the Boyd Watterson Core Plus Fund was held on September 5, 2014, to approve the following proposal:

Proposal 1 - Approval of New Investment Sub-Advisory Agreement between American Independence Financial Services, LLC and Boyd Watterson Asset Management,
LLC on behalf of the Funds.

Fund
Record Date Shares
Shares Voted
% Voted
Boyd Watterson Short-Term Enhanced
Bond Fund
    2,493,189
1,791,641
71.86%
Boyd Watterson Core Plus Fund

9,332,867
8,982,721
96.25


Fund
In Favor
Against
Abstain
Boyd Watterson Short-Term Enhanced Bond Fund

1,791,641
0
0
Boyd Watterson Core Plus Fund
8,982,721
0
0